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EXHIBIT 11.01


                                UNIFY CORPORATION
              STATEMENT REGARDING COMPUTATION OF NET LOSS PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

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                                                      Three Months Ended Oct. 31,     Six Months Ended Oct. 31,
                                                      ---------------------------    ---------------------------
                                                          1996            1995           1996           1995
                                                      -----------       ---------    -----------    ------------
Net loss                                               $  (1,576)       $  (362)     $  (1,389)     $  (1,341)
                                                      -----------       ---------    -----------    ------------
                                                      -----------       ---------    -----------    ------------

Weighted average common shares out-
  standing during the period                               7,917          1,104          3,726          1,196
Weighted average preferred shares and
  dividends outstanding on an as if
  converted basis                                               -         3,423          3,566          3,394
Common share equivalents for stock options
  and warrants issued at prices below the
  IPO price during the twelve month
  period prior to the offering                                  -         1,100              -          1,100
                                                      -----------       ---------    -----------    ------------
Total shares used in per share computation                 7,917          5,627          7,292          5,690
                                                      -----------       ---------    -----------    ------------
                                                      -----------       ---------    -----------    ------------

Net loss per share                                      $  (0.20)      $  (0.06)      $  (0.19)      $  (0.24)
                                                      -----------       ---------    -----------    ------------
                                                      -----------       ---------    -----------    ------------

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